Exhibit 99.2

Fortune Rise Acquisition Corporation and OriginClear Agree to Further Extend Period to Consummate Merger

In a non-binding LOI, Fortune Rise recently proposed to acquire Water On Demand, Inc.

Metuchen, NJ and Clearwater, FL – February 7, 2023 – Fortune Rise Acquisition Corporation (Nasdaq: FRLA) (the “Company” or “FRLA”) and OriginClear Inc. (OTC Pink: OCLN), the Clean Water Innovation Hub™, announce that OriginClear’s subsidiary, Water On Demand Inc. (“WODI” or “Water On Demand”) deposited $977,500 (the "Second Extension Payment") into the Company's trust account for its public shareholders, representing $0.10 per public share, which enables the Company to extend the period of time it has to consummate its initial business combination by an additional three months from February 5, 2023 to May 5, 2023 (the "Second Extension").

Recently, the parties announced that WODI (www.waterondemand.net), executed a Letter of Intent (“LOI”) with FRLA under which FLRA proposes to acquire all the outstanding securities of Water on Demand, based on certain material financial and business terms and conditions being met. The LOI is not binding on the parties and is intended solely to guide good-faith negotiations toward definitive agreements.

Earlier, Water On Demand announced that it closed the acquisition of the equity interests of Fortune Rise Sponsor, LLC, a Delaware limited liability company, which is the sponsor of FRLA.

About Fortune Rise Acquisition Corporation

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

FRLA is a "shell company" as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. FRLA will not generate any operating revenues until after the completion of its initial business combination, at the earliest. To date, FRLA’s efforts have been limited to organizational activities and activities related to its initial public offering as well as the search for a prospective business combination target.

About OriginClear

Once a government monopoly, clean water is going private. Local industries and communities are now treating and recycling their own water, helping to reduce the burden on municipal systems and save on fast-rising water rates while also responding to the challenge of climate change. That’s good for business and good for sustainability, and now the innovative fintech, Water On Demand™, is fueling this movement. For the first time, Clean Water is becoming an investable asset, open to Main Street investors, with the potential for generational royalties. OriginClear® is the Clean Water Innovation Hub™ for both Water On Demand and Modular Water Systems™ – a leader in onsite, prefabricated systems made with sophisticated materials that can last decades. Get live weekly updates every Thursday by signing up at www.originclear.com/ceo.

For more information, visit the company’s website: https://www.originclear.com/

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No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement

Matters discussed in this release contain forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "may," "intend," "expect," “plans” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.

These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization, and if or when the Company will receive and/or fulfill its obligations under any purchaser orders. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as may be required under applicable law.

OriginClear Media Contact
The Pontes Group
Lais Pontes Greene (954) 960-6083
lais@thepontesgroup.com
www.thepontesgroup.com

OriginClear Investor Relations and Press Contact:
Devin Angus
Toll-free: 877-999-OOIL (6645) Ext. 3
International: +1-323-939-6645 Ext. 3
Fax: 323-315-2301
ir@OriginClear.com
www.OriginClear.com